FORM OF
                       HARRIS SAVINGS BANK
                 RECOGNITION AND RETENTION PLAN
                      FOR OUTSIDE DIRECTORS

                             ARTICLE I
                     ESTABLISHMENT OF THE PLAN

     1.01 Harris Savings Bank hereby establishes the Recognition and Retention Plan (the "Plan") and related Trust (the "Trust") upon the terms and conditions hereinafter stated in this Recognition and Retention Plan.

                             ARTICLE II
                        PURPOSE OF THE PLAN

     2.01 The purpose of the Plan is to recognize and retain Outside Directors of experience and ability by providing such persons with a proprietary interest in the Company as compensation for their contributions to the Bank and its Affiliates and as an incentive to make such contributions and to promote the Bank's growth and profitability in the future.

                            ARTICLE III
                            DEFINITIONS

     The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

     3.01 "Affiliate" means the Company and those subsidiaries of the Bank or Company which, with the consent of the Board, agree to participate in this Plan.

     3.02 "Bank" means Harris Savings Bank.

     3.03 "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Board and may be changed from time to time by similar written notice to the Board. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any or if none, his estate.

     3.04 "Board" means the Board of Directors of the Bank.

     3.05 "Common Stock" means shares of the common stock, $.01 par value per share, of the Bank.

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     3.06 "Company" shall mean Harris Financial, MHC, the parent holding company of the Bank.

     3.07 "Conversion Transaction" shall mean the conversion of the Company from the mutual to stock form of organization either on a stand alone basis or in the context of a merger conversion.

     3.08 "Disability" means disability as defined in the Savings Bank's retirement plan, or if not so defined, shall mean the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Board that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.

     3.09 "Employee" means any person who is currently employed on a full time basis by the Bank or an Affiliate, including officers, but such term shall not include Outside Directors.

     3.10 "Outside Director" means a member of the Board of Directors of the Bank or the Company or a Director Emeritus of the Savings Bank or the Company, who is not also an Employee.

     3.11 "Plan Shares" means shares of Common Stock held in the Trust and issued or issuable to a Recipient pursuant to the Plan.

     3.12 "Plan Share Award" means a right granted under this Plan to earn Plan Shares.

     3.13 "Plan Share Reserve" means the shares of Common Stock held by the Trustee pursuant to Sections 5.03 and 5.04.

     3.14 "Recipient" means an Outside Director who receives a Plan Share Award under the Plan.

     3.15 "Reorganization" means the reorganization of the Savings Bank from a Pennsylvania savings bank to a Pennsylvania mutual holding company and the formation of a de novo
Pennsylvania capital stock savings bank as a majority-owned subsidiary of the Company.

     3.16 "Retirement" means termination of service on the board of directors of the Bank pursuant to a written notice to the Board as a whole of such Director's intention to retire or retirement as determined by the Bank's bylaws.

     3.17 "Trust" means the trust created by the trust agreement between the Trustee and the Bank established to hold the Plan assets.

     3.18 "Trustee" means that person(s) or entity approved by the Board to hold legal title to the Plan assets for the purposes set forth herein.

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                            ARTICLE IV
                     ADMINISTRATION OF THE PLAN


     4.01 Administration. The Plan shall be administered by and in accordance with its terms.

     4.02 Limitation on Liability. No member of the Board shall be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Plan Share Awards granted under it. If a member of the Board is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Bank shall indemnify such member against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                             ARTICLE V
                 CONTRIBUTIONS; PLAN SHARE RESERVE

     5.01 Amount and Timing of Contributions. The Bank shall contribute to the Trust an amount sufficient to purchase up to 0.84% of the shares of Common Stock issued by the Bank in connection with the Reorganization. The Trustee may hold and commingle contributions to the Plan and earnings thereon with the assets of any other Recognition and Retention Plan maintained by the Bank. No contributions by Outside Directors shall be permitted.

     5.02 Initial Investment. Any amounts held by the Trust prior to the Reorganization of the Savings Bank, or until such amounts are invested in accordance with Section 5.03, shall be invested by the Trustee in such interest-bearing account or accounts at the Bank as the Trustee shall determine to be appropriate.

     5.03 Investment of Trust Assets Upon the Conversion; Creation of Plan Share Reserve. Upon the Reorganization, the Trustee shall invest all of the Trust's assets exclusively in Common Stock except as otherwise provided below; provided, however, that the Trust shall not invest in more than 0.84% of the shares of Common Stock issued in the Conversion, which shall constitute the "Plan Share Reserve." In the event that all or a portion of the designated number of the shares of Common Stock are not available for purchase by the Trust in the Reorganization and Offering, the Trustee in accordance with applicable rules and regulations shall purchase shares of Common Stock in the open market or, in the alternative, shall purchase authorized but unissued shares of the Common Stock from the Bank sufficient to fund the Plan Share Reserve. Any earnings received with respect to Common Stock held in the Reserve shall be held in an interest-bearing account. Any earnings received with respect to Common Stock subject to a Plan Share Award shall be held in an interest-bearing account on behalf of the individual Recipient.

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     5.04 Effect of Allocations; Returns and Forfeitures Upon
Plan Share Reserves. Upon the allocation of Plan Share Awards under Section 6.02, the Plan Share Reserve shall be reduced by the number of Shares subject to the Awards so allocated or returned. Any Shares subject to an Award which may not be earned because of a forfeiture by the Recipient pursuant to Section 7.01 shall be returned (added) to the Plan Share Reserve.

                          ARTICLE VI
                    ELIGIBILITY; ALLOCATIONS

     6.01 Eligibility.  Outside Directors of the Bank and its
Affiliates are eligible to receive Plan Share Awards.

     6.02 Allocations.

     (a) Each Outside Director serving in such capacity as of the date of the Bank's Conversion shall be granted a Plan Share Award of 0.02% of the total number of shares of Common Stock issued in connection with the Reorganization and Offering (the "Fixed Award"). Each Outside Director serving in such capacity as of the date of the Reorganization shall also be granted additional Plan Share Awards (the "Fixed Service Awards") based on years of service with the Bank which amounts shall be cumulated in accordance with the following schedule:


     Years of Service              Fixed Service Awards
     ----------------              --------------------

          4                        0.02%
          11                       0.02%
          23                       0.02%


     In addition, each Director Emeritus of the Bank serving in such capacity as of the date of the Reorganization shall receive a Fixed Award and a Fixed Service Award in accordance with the schedule set forth above.

     (b) Each individual who is first elected as an Outside Director subsequent to the date of the Bank's Conversion ("Subsequent Outside Directors") shall be granted a Plan Share Award of 0.02% of the total number of shares issued in the Reorganization, as of the effective date of such election. Notwithstanding the preceding, no Plan Share Award shall be made under this Plan to any Subsequent Outside Director who at any previous time was an employee of either the Company or the Bank and in such capacity was eligible for a Plan Share Award under the Bank's Recognition and Retention Plan for officers and employees.

     If sufficient Plan Shares are not available under the Plan for a Fixed Award to be made to a Subsequent Outside Director and thereafter Plan Shares become available through forfeiture or by reason of the purchase of additional shares of Common Stock by the Plan Trustee, such Subsequent Outside Director(s) shall then receive a Plan Share Award, sharing pro rata among each such

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Subsequent Outside Directors the number of Plan Shares then available under the Plan; provided, that in no event shall such Plan Share Award exceed 0.02% of the total number of shares issued in connection with the Reorganization. The date of Award shall be the date such Plan Shares become available.

     6.03 Form of Allocation. As promptly as practicable after a determination is made pursuant to Section 6.02 that a Plan Share Award has been granted, the Recipient shall be notified in writing of the grant of the Plan Share Award. Such notice shall include the number of Plan Shares covered by the Award, and the terms upon which the Plan Shares subject to the Award may be earned. The Board shall maintain records as to all grants of Plan Share Awards under the Plan.

                          ARTICLE VII
    EARNING AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

     7.01 Earning Plan Shares: Forfeitures.

     (a) General Rules. Plan Shares subject to an Award shall be earned by a Recipient at the rate of thirty-three and one third percent (33-1/3%) of the aggregate number of shares covered by the Award at the end of each full twelve months of consecutive service with the Bank or an Affiliate after the date of grant of the Award. If an Outside Director who has not reached Retirement is not renominated, re-elected or otherwise discontinues service on the Board prior to the third anniversary of the date of grant of an Award for any reason (except as specifically provided in Subsections (b) and (c) below), the Recipient shall forfeit the right to earn any Shares subject to the Award which have not theretofore been earned.

     In determining the number of Plan Shares which are earned, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and earned, on the third anniversary of the date of grant.

     (b) Exception for Terminations Due to Death, Disability and Retirement. Notwithstanding the general rule contained in Section 7.01(a) above, Plan Shares subject to a Plan Share Award held by a Recipient whose service as an Outside Director with the Bank or an Affiliate terminates due to death, Disability or Retirement, or any part thereof which have not theretofore been earned, shall be deemed earned as of the Recipient's last day of service as an Outside Director with the Bank or an Affiliate; provided, however, that if the Recipient's service terminates due to Retirement within one year of the date of the Conversion, the shares earned by the Recipient shall be distributed to the Director on the first anniversary date of the Reorganization.

     (c) Exception for Terminations After a Chance in Control. Notwithstanding the general rule contained in Section 7.01(a) above, all Plan Shares subject to a Plan Share Award held by a Recipient whose service on the Board of Directors of the Bank or an Affiliate terminates (or in the case of any director, such director is not renominated or reelected to serve on the Board of Directors of the Bank or the Company) following a Change in Control of the Bank or Company, shall be

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deemed earned as of the Recipient's last day of service as an
Outside Director with the Bank or an Affiliate. A "Change in Control" of the Bank or the Company shall mean (i) a plan of reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank or the Company or a similar transaction occurs in which the Bank or the Company is not the resulting entity; (ii) individuals who constitute the board of directors of the Bank or the board of directors of the Company on the date hereof cease for any reason to constitute a majority thereof; or (iii) a change in control of the Bank within the meaning of 12 C.F.R. Section 303.4(a) occurs or a change in control of the Company within the meaning of 12 C.F.R. Section 225.41(b) occurs, as determined by the board of directors of the Bank or the Company. In the event the Company converts from the mutual form of organization to the stock form of organization on a stand-alone basis at any time subsequent to the effective date of this Agreement ("Stock Company"), a "change in control" of the Bank or the Stock Company for purposes of this Agreement shall mean an event of a nature that (I) would be required to be reported in response to Item I of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (II) results in a Change in Control of the Savings Bank or the Holding Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. Section 303.4(a) with respect to the Savings Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. Section 225.41(b) with respect to the Stock Company, as in effect on the date hereof; (III) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB at 12 C.F.R. Section 225.11, as in effect on the date hereof; or
(IV) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Stock Company representing 20% or more of the Bank's or the Stock Company's outstanding securities except for any securities of the Bank purchased by the Company and any securities purchased by the Bank's employee stock ownership plan and trust; or (B) individuals who constitute the Board of the Bank or the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Stock Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause, (B) considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Stock Company or similar transaction occurs in which the Bank or Stock Company is not the resulting entity; or (D) a proxy statement shall be distributed soliciting proxies from stockholders of the Stock Company, by someone other than the current management of the Stock Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Stock Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Stock Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Stock Company then outstanding.

     (d) Revocation for Misconduct. Notwithstanding anything hereinafter to the contrary, the Board may by resolution immediately revoke, rescind and terminate any Plan Share Award, or portion thereof, previously awarded under this Plan, to the extent Plan Shares have not been delivered thereunder to the Recipient, whether yet earned, in the case of an Outside Director who is discharged from the Bank or an Affiliate for cause (as hereinafter defined), or who is discovered after termination of employment to have engaged in conduct that would have justified termination for cause. "Cause" shall mean termination because of personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) which result in a material loss to the Bank or the Company or final cease and desist order.

     7.02 Accrual of Dividends. Whenever Plan Shares are paid to a Recipient or Beneficially under Section 7.03, such Recipient or Beneficiary shall also be entitled to receive, with respect to each Plan Share paid, an amount equal to any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of Common Stock between the date the relevant Plan Share Award was granted and the date the Plan Shares are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any cash dividends so paid out.

     7.03 Distribution of Plan Shares.

     (a) Timing of Distributions: General Rule. Plan Shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as practicable after they have been earned.

     (b) Form of Distribution. All Plan Shares, together with any shares representing stock dividends, shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each Plan Share earned and payable. Payments representing accumulated cash dividends (and earnings thereon) shall be made in cash or Common Stock.

     7.04 Voting of Plan Shares. After a Plan Share Award has been granted, the Recipient shall be entitled to direct the Trustee as to the voting of the Plan Shares which are covered by the Plan Share Award and which have not yet been earned and distributed to him pursuant to Section 7.03. All shares of Common Stock held by the Trust as to which Recipients are not entitled to direct, or have not directed, the voting, shall be voted by the Trustee in the same proportion as Plan Shares which have been awarded and voted.

                          ARTICLE VIII
                         MISCELLANEOUS

     8.01 Adjustments for Capital Changes. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the Board shall adjust the aggregate number of Plan Shares available for issuance pursuant to the Plan and shall adjust the number of shares to which any Plan Share Award relates to prevent dilution or enlargement of the rights granted to the Recipient under the Plan.

     8.01A     Treatment of Plan Shares in the Event of
Conversion Transaction. In the event that the Holding Company converts to stock form in a Conversion Transaction ("Stock Holding Company"), any Plan Share Awards and rights to Plan Shares shall be exchanged into shares of Common Stock of the Stock Holding Company, provided, however, that if for any reason such shares are not to be exchanged, the Stock Holding Company shall, simultaneously with the closing of the Conversion Transaction, purchase Plan Share Awards and rights to Plan Shares for cash equal to the fair market value of such Awards or Shares. Any exchange of shares or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate Regulatory authorities.

     8.02 Amendment and Termination of Plan. The Board may, by resolution, at any time amend or terminate the Plan and Trust; provided that Section 6.02 and 7.01 shall not be amended more than once every six months other than to comport with the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Except as provided in Section 9.01 hereof, rights and obligations under any Plan Share Award granted before an amendment shall not be altered or impaired by such amendment without the written consent of the Recipient. If the Plan becomes qualified under 17 C.F.R. Section 16b-3 of the rules and regulations promulgated under the Exchange Act and an amendment would require shareholder approval under such rule 16b-3 to retain the Plan's qualification, then such amendment shall be presented to shareholders for ratification, provided, however, that the failure to obtain shareholder ratification shall not affect the validity of this Plan as so amended and the Plan Share Awards granted thereunder. The power to amend or terminate shall include the power to direct the Trustee to return to the Bank all or any part of the assets of the Trust, including proceeds from the sale of shares of Common Stock held in the Plan Share Reserve, as well as shares of Common Stock and other assets subject to Plan Share Awards but not yet earned by the Recipients to whom they are allocated; provided that any shares of Common Stock held by the Trust as part of its assets must be disposed of by the Trustee prior to returning the proceeds representing such assets to the Company. However, the termination of the Trust shall not affect a Recipient's right to earn Plan Share Awards and to the distribution of Common Stock relating thereto, including earnings thereon, in accordance with the terms of this Plan.

     8.03 Nontransferable. Plan Share Awards and rights to Plan Shares shall not be transferable by a Recipient, and during the lifetime of the Recipient, Plan Shares may only be earned by and paid to the Recipient who was notified in writing of the Award by the Board pursuant to Section 6.03.

     8.04 Service Rights. Neither the Plan nor any grant of a Plan Share Award or Plan Shares hereunder nor any action taken by the Trustee or the Board in connection with the Plan shall create any right on the part of any Outside Director to continue in the service of the Bank or an Affiliate thereof, or the Company.

     8.05 Voting and Dividend Rights. No Recipient shall have any voting or dividend rights or other rights of a shareholder in respect of any Plan Shares covered by a Plan Share Award, except as expressly provided in Sections 7.02 and 7.04 above, prior to the time said Plan Shares are actually distributed to him.

     8.06 Governing Law. The Plan and Trust shall be governed by the laws of the Commonwealth of Pennsylvania.

     8.07 Effective Date. This Plan is effective as of the effective date of the Reorganization. Following Reorganization, the Plan shall be presented to shareholders of the Bank for ratification for purposes of (i) obtaining favorable treatment under Section 16(b) of the Securities Exchange Act of 1934; and, if applicable, (ii) maintaining (if listed) listing on the Nasdaq National Market; provided, however, that the failure to obtain shareholder ratification will not affect the validity of the Plan and the Plan Share Awards thereunder.

     8.08 Compliance with Section 16. If this Plan is qualified under 17 C.F.R. Section 240.16b-3 of the Exchange Act Rules, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law.

     8.09 Term of Plan. This Plan shall remain in effect until the earlier of (1) 21 years from the Effective Date, (2) termination by the Board of Directors of the Bank, or (3) the distribution of all assets of the Trust. Termination of the Plan shall not affect any Plan Share Awards previously granted, and such Awards shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited.

     IN WITNESS WHEREOF, the Bank has established this Plan effective to be executed by its duly authorized executive officer and the corporate seal to be affixed and duly attested, effective as of the ----- day of ----------------, 1993.


                              By:  ------------------------------

Attest:

------------------------------


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